UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007 (July 25, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 25, 2007, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”) and Inland American Orchard Hotels, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”).  Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub will be converted into one share of common stock of the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by the Company, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million.  The Company intends to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing.  The Merger Agreement provides that Apple may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87.5 million.

The Merger Agreement may be terminated by the Company or by Apple under certain circumstances, including but not limited to those described herein.  Upon termination by Apple in connection with a superior proposal, or by the Company due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay the Company a termination fee of $15 million, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  Similarly, upon termination by Apple due to the Company’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, the Company will be required to pay Apple a termination fee of $15 million, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.  In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15 million, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

The Merger Agreement requires the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger.  Additionally, the surviving entity of the merger must obtain and maintain, for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries.  The terms of the coverage must be not less favorable to the insured persons than the insurance coverage previously maintained by Apple.

Both the Company’s board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis.  Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.  Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions.  The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

2.1	Agreement and Plan of Merger, dated as of July 25, 2007, among Apple Hospitality Five, Inc., Inland American Real Estate Trust, Inc., and Inland American Orchard Hotels, Inc.

Cautionary Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

The representations, warranties, covenants and agreements made by the parties in the Merger Agreement are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Merger Agreement and are subject to qualifications and limitations negotiated by the parties in connection with the Merger Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the merger rather than to establish matters as facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer

Date:  July 27, 2007

EXHIBIT INDEX

Exhibit No.

Description

2.1

Agreement and Plan of Merger, dated as of July 25, 2007, among Apple Hospitality Five, Inc., Inland American Real Estate Trust, Inc., and Inland American Orchard Hotels, Inc.